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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                      ------------------------------------


                  HARTFORD LIFE, INC.                                        HARTFORD LIFE CAPITAL I
-----------------------------------------------------      -----------------------------------------------------------
(Exact name of registrant as specified in its charter)     (Exact name of registrant as specified in Trust Agreements)


                     DELAWARE                                                      DELAWARE
-----------------------------------------------------      ----------------------------------------------------------
(State of incorporation or organization of registrant)     (State of incorporation or organization of each registrant)


                      06-1470915                                                TO BE APPLIED FOR
       ----------------------------------------                   --------------------------------------------
         (I.R.S. Employer Identification No.)                          (I.R.S. Employer Identification No.)


                             C/O LYNDA GODKIN, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL
                               HARTFORD LIFE, INC.
                              200 HOPMEADOW STREET
                              SIMSBURY, CONNECTICUT
           ----------------------------------------------------------
           (Address of principal executive offices of each registrant)

                                      06089
                               ------------------
                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                                  Name of each exchange on which each class is to be
             Title of each class to be registered                                       registered
----------------------------------------------------------        ----------------------------------------------------
Trust Preferred Securities ("TRuPS(R)"), to be issued by                           New York Stock Exchange
Hartford Life Capital I and the Preferred Securities
Guarantee by Hartford Life, Inc. with respect thereto

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:  None









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Item 1.    Description of Registrant's Securities to be Registered.

           The Trust Preferred Securities (the "Preferred Securities") of Hartford Life Capital I ("Hartford Life Capital I"), guaranteed by Hartford Life, Inc. to the extent set forth in the form of Preferred Securities Guarantee (the "Preferred Securities Guarantee") of Hartford Life, Inc. (the "Company"), represent undivided beneficial interests in the assets of Hartford Life Capital
I. Incorporated herein by reference are the descriptions of the Preferred Securities and the Preferred Securities Guarantee set forth under the captions "Description of Preferred Securities" and "Description of Guarantee" in Amendment No. 2 to the Company's and Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III Registration Statement on Form S-3 (Registration No. 333-56283), and Post-Effective Amendment No. 3 to the Company's Registration on Form S-3 (No. 333-21865) filed with the Securities and Exchange Commission on June 18, 1998, as amended.


Item 2.   Exhibits.

          1.01 Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333- 56283) and Post-Effective Amendment No. 3 to the Company's Registration on Form S-3 (No. 333-21865) filed with the Securities and Exchange Commission on June 18, 1998 by Hartford Life, Inc., Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III, as amended (the "Registration Statement"), is incorporated herein by reference.

          4.01 Form of Subordinated Indenture, between Hartford Life, Inc. and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement).

          4.02 Form of Supplemental Indenture No. 1, between Hartford Life, Inc. and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.4 (a) to the Registration Statement).

          4.03 Declaration of Trust of Hartford Life Capital I, dated as of June 3, 1998, between Company, as Sponsor, and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit
               4.11 to the Registration Statement).

          4.04 Form of Amended and Restated Declaration of Trust of Hartford Life Capital I, between Hartford Life, Inc., as Sponsor, and Wilmington Trust Company, as Indenture Trustee and Delaware Trustee (incorporated herein by reference to Exhibit 4.16 to the Registration Statement).

          4.05 Form of Guarantee Agreement, between Hartford Life, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4.18 to the Registration Statement).






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          4.06 Form of Preferred Security Certificate for Hartford Life Capital
               I (incorporated herein by reference to Exhibit 4.17 to the Registration Statement).




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                                   HARTFORD LIFE, INC.



                                                   By: /s/ Gregory A. Boyko
                                                       --------------------
                                                       Gregory A. Boyko
                                                       Senior Vice President,
                                                       Chief Financial Officer &
                                                       Treasurer




                                                   HARTFORD LIFE CAPITAL I



                                                   By: /s/ Gregory A. Boyko
                                                       --------------------
                                                       Gregory A. Boyko
                                                       Regular Trustee



Dated:  June 23, 1998





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